EDISON INTERNATIONAL LOGO
                                                                                      NEWS RELEASE

FOR IMMEDIATE RELEASE
                                                                                      Media Contact: (626) 302-1033
                                                                                                     www.edison.com

                              Edison International Reports Financial Results for 2004

ROSEMEAD, Calif., March 11, 2005 -

o    Edison International (EIX) recorded consolidated earnings of $2.81 per share in 2004, an increase of about 12% over 2003 and well above the outlook range of $2.13-2.23 per share presented to investors in October of last year.

o    Increased reported earnings primarily reflect net benefits from the sale of international projects and the resolution of several regulatory and tax issues that more than offset the net effect of asset impairments, lease termination costs and lower operating earnings at Mission Energy Holding Company (MEHC) and Southern
     California Edison (SCE).

        o     In 2004, MEHC realized a gain of $1.64 per share from the sale of substantially all of its interests in international projects, net of related benefits and charges.

        o     SCE's resolution of several regulatory and tax issues contributed $1.01 and $0.75 per share to earnings in 2004 and 2003, respectively.

        o     Charges for asset impairments and a lease termination at MEHC's Midwest Generation facilities totaled
              $1.86 and $0.57 per share in 2004 and 2003, respectively.

        o     EIX's 2004 core earnings, which exclude non-core and other adjustments, were $1.91 per share, a decrease of 14% from 2003, but above the company's October 2004 Outlook of $1.69 - $1.79.

2004 Financial Highlights:

    o   Earnings per share - $2.81
    o   Revenues - $10.2 billion
    o   Assets - $33.3 billion

YEAR 2004 EARNINGS SUMMARY

        For the year ending December 31, 2004, EIX recorded consolidated earnings of $2.81 cents per share, compared to $2.52 per share for the same period last year.

        "2004 was another strong year for both our utility and our independent power businesses.  The achievements of the past three years have set a solid foundation for 2005 and beyond," commented John Bryson, Chairman, Edison
International.

                                                        - more -

        In 2004, MEHC completed the sale of 11 of the 14 projects in its international project portfolio.  Two of the remaining three projects were sold in early 2005 and one project, Doga in Turkey, has not been sold at this time.
While EME will continue to seek to sell its ownership interest in this project, there is no assurance that such efforts will result in a sale.

        The resolution of several key events and regulatory proceedings in both 2004 and 2003 resulted in many non-core adjustments that are excluded from core or operating earnings in an effort to provide a more meaningful comparison of ongoing operating performance.

        The 2004 non-core adjustments include earnings of $1.01 per share at SCE from the resolution of regulatory proceedings and prior year tax issues.  The 2004 regulatory proceedings included the 2003 General Rate Case (GRC)
decision and a 2003 power procurement reasonableness proceeding.

        The 2004 non-core adjustments at MEHC net to a loss of 7 cents per share.  The non-core positive adjustments include a $1.64 gain on the sale of its interest in international projects; a 9-cent-per-share gain on the sale of
MEHC's interest in Four Star Oil and Gas; and a 6-cents-per-share benefit from ceasing depreciation on the foreign assets held for sale.  The 2004 non-core gains at MEHC were offset by charges of $1.86 per share primarily from the termination of the Collins lease and the impairment of the small peaking plants in Illinois.

        The 2004 non-core adjustments at EIX parent company include a 4-cents-per-share charge related to the write-off of unamortized debt costs from the early payment of EIX's quarterly income debt securities in the fourth quarter of 2004.

        The 2003 non-core adjustments include earnings of 75 cents per share at SCE from the resolution of various regulatory and tax issues together with a 15-cents-per-share gain from the sale of SCE's pipeline business, impairment charges of 57 cents per share at MEHC primarily related to the eight small peaking plants in
Illinois, and a 3-cents-per-share charge for a change in accounting principles at MEHC related to asset-retirement obligations.

        Excluding the non-core items, EIX's earnings were $1.91 per share for 2004 compared to $2.22 per share for 2003.  The year-over-year decrease primarily reflects the expiration of SCE's performance-incentive mechanism for the San Onofre nuclear plant, the absence of earnings from MEHC's interest in the Four Star Oil & Gas
Company, which was sold in the first quarter of 2004, lower earnings at MEHC's Homer City facility, and a charge for an indemnity related to asbestos claims at the Illinois plants.  The decrease was partially offset by higher revenue net of operating expenses at SCE and improved operating performance at MEHC's international projects
(including depreciation expense) and the Illinois plants.

YEAR 2004 EARNINGS DETAIL

Earnings (Loss) from Continuing Operations

        SCE's earnings from continuing operations for the year ending December 31, 2004 increased by $43 million, compared to the same period last year.  The net effect of non-core items related to the resolution of regulatory proceedings and prior year tax issues increased earnings by $86 million over 2003.  The 2004 proceedings included the 2003 GRC that was resolved in July of last year and the 2003 Energy Resource Recovery Account (ERRA)
proceeding addressing power procurement reasonableness that was resolved in the fourth quarter.  Also, in the fourth quarter, the company favorably resolved prior year tax issues. Excluding these items, earnings decreased
$43 million, primarily from the expiration at year-end 2003 of the incremental cost incentive pricing (ICIP)
mechanism at the San Onofre nuclear plant partially offset by the increase in revenues authorized by the 2003 GRC decision.  Post-test-year revenue increases for 2004 and 2005, to compensate for customer growth and increased capital expenditures were authorized in the 2003 GRC decision.

                                                     - more -

        MEHC, on a consolidated basis, had a loss from continuing operations of $666 million during 2004 compared to a loss of $194 million during 2003.  MEHC's 2004 loss from continuing operations increased by $472 million from 2003 primarily due to $608 million of charges for both terminating the Collins lease and impairment of the
Illinois small-peaking plants during 2004.  This decrease in earnings was partially offset by $186 million of impairment charges in 2003 primarily related to the Illinois small-peaking plants and the investment in the
Brooklyn Navy Yard project.  MEHC's 2004 results were favorably impacted by a gain on the sale of EME's interest in Four Star Oil & Gas which mostly offset the earnings recorded from the project during 2003.  During the fourth quarter of 2004, MEHC's subsidiary, Midwest Generation, recorded a charge of $34 million related to a contract indemnity for asbestos claims from activities at the Illinois plants prior to their acquisition in 1999.  In addition, the earnings from Homer City were lower in 2004 from 2003 due to unplanned outages and higher fuel costs related to emission allowances. The earnings from MEHC's Illinois plants, excluding the above asbestos charge, improved in 2004 over 2003 from higher generation and energy prices, which more than offset the lower capacity revenues under the power purchase agreement with Exelon.

        Edison Capital's earnings for the year ended December 31, 2004 were $60 million, compared with $57 million in 2003.  This increase is primarily due to higher income from Edison Capital's global infrastructure investment funds.  The increase was partially offset by Edison Capital's maturing lease and housing portfolios which produce lower income.

        The loss for "EIX parent company and other" increased $3 million over last year with the write-off of unamortized debt costs from the early payment of the EIX quarterly income debt securities  and other expenses being virtually offset by lower net interest expense.

Earnings from Discontinued Operations

        At SCE, earnings from discontinued operations for the year ended December 31, 2003 included a gain on sale and operating results totaling $50 million from SCE's pipeline business which was sold in the third quarter of 2003.  MEHC, on a consolidated basis, had income from discontinued operations of $690 million in 2004 compared to $124 million in 2003.  The 2004 results of discontinued operations include gains of $533 million related to both the sale of its interests in Contact Energy and the sale of the Dutch holding company.  In 2004, MEHC completed the sale of 11 of its 14 international projects.  Two of the three remaining projects were sold in early 2005 and one project has not been sold at this time.

        Excluding the gain, earnings from discontinued operations were $157 million during 2004 compared to $124 million in 2003.  The increase in earnings is due to improved performance at First Hydro, EcoElectrica and Loy
Yang B offset by interest costs related to the $800 million bridge loan completed in December 2003.

Change in Accounting Principle

        MEHC's consolidated results for the year ending December 31, 2003 include a $9 million charge for the cumulative effect of a change in accounting principle for asset retirement obligations adopted in 2003.  As SCE follows accounting principles for rate-regulated enterprises, implementation of this new standard did not affect its earnings.

                                                     - more -

                                                                      Year Ended December 31,
Earnings (Loss) (in millions) (Unaudited)                              2004             2003             Change
----------------------------------------                   ------------------------------------------------------

  Southern California Edison                                           $915             $872                $43
  Mission Energy Holding Company                                       (666)            (194)              (472)
  Edison Capital                                                         60               57                  3
  EIX parent company and other                                          (83)             (80)                (3)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                         226              655              (429)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                                   690              175                515

Changes in Accounting Principles                                           -              (9)                  9

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                        $916             $821                $95
================================================================================================================

                                                                      Year Ended December 31,
Earnings (Loss) Per Share (Unaudited)                                  2004              2003            Change
-------------------------------------                      -----------------------------------------------------

  Southern California Edison                                          $2.81             $2.68             $0.13
  Mission Energy Holding Company                                      (2.05)            (0.60)            (1.45)
  Edison Capital                                                       0.18              0.17              0.01
  EIX parent company and other                                        (0.25)            (0.24)            (0.01)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                        0.69              2.01             (1.32)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                                  2.12              0.54              1.58

Changes in Accounting Principles                                         --            (0.03)              0.03

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                       $2.81             $2.52             $0.29
================================================================================================================

Core vs. Non-Core Presentation of                                     Year Ended December 31,
Earnings (Loss) Per Share (Unaudited)                                  2004             2003             Change
--------------------------------------                     -----------------------------------------------------
  Southern California Edison                                          $1.80            $1.93            ($0.13)
  Mission Energy Holding Company*                                      0.14             0.36             (0.22)
  Edison Capital                                                       0.18             0.17               0.01
  EIX parent company and other                                        (0.21)           (0.24)              0.03
----------------------------------------------------------------------------------------------------------------
EIX Consol. Core Earnings                                              1.91             2.22              (0.31)
----------------------------------------------------------------------------------------------------------------

  SCE - non-core items / Disc.Ops.                                     1.01             0.90               0.11
  MEHC - non-core items
      - Lease Terminations / Impairments                              (1.86)           (0.57)             (1.29)
      - Gain on Sales of Assets                                        1.79               --               1.79
  EIX - Debt Extinguishment Costs                                     (0.04)              --              (0.04)
  Change in Accounting Principle                                         --            (0.03)              0.03
----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                       $2.81            $2.52              $0.29
================================================================================================================

*Includes depreciation expense on all MEHC international assets

                                                     - more -

The table below uses the annual non-core adjustments to reconcile year-end reported earnings to core earnings.

YEAR 2004 ADJUSTMENTS REQUIRED TO RECONCILE REPORTED EARNINGS TO CORE EARNINGS                   2003        2004
                                                                                                 ----        ----

EIX YEAR ENDED DECEMBER 31 EARNINGS PER SHARE ON A REPORTED BASIS                               $ 2.52      $ 2.81

SCE      Net positive regulatory and tax items                                   Continuing      (0.75)      (1.01)
SCE      Gain and operating results from the sale of the pipeline business       Discontinued    (0.15)         --
MEHC     Collins lease termination                                               Continuing         --        1.81
MEHC     Asset impairments                                                       Continuing       0.57        0.05
MEHC     Gain on sale of interest in Four Star Oil & Gas Company                 Continuing         --       (0.09)
MEHC     Net gain on sale of international assets                                Discontinued       --       (1.64)
MEHC     FAS #144 - Benefit from ceasing depreciation on international assets    Discontinued       --       (0.06)
MEHC     Change in accounting principle                                                 N/A       0.03          --
EIX      Early extinguishment of debt                                            Continuing         --        0.04
                                                                                                 -------     ------
                                                                                                 (0.30)      (0.90)

EIX YEAR ENDED DECEMBER 31 CORE EARNINGS                                                        $ 2.22      $ 1.91

FOURTH-QUARTER EARNINGS SUMMARY

        For the fourth quarter of 2004, EIX recorded consolidated earnings of $1.16 per share compared to earnings of
60 cents per share in the same period last year.  The increase is primarily due to the year-over-year impact from resolution of regulatory and tax issues, the gain on sale and related items from the sale of MEHC's international projects that closed in the fourth quarter of 2004 and impairment charges recorded in 2003 related to MEHC's Brooklyn
Navy Yard project.

        The fourth quarter results include several non-core adjustments which are summarized in a table below to reconcile fourth quarter reported earnings to core earning.  The 2004 non-core adjustments include the resolution of regulatory and tax issues, the gain on the sale on MEHC's interest in international assets that closed in 2004 and related items, the impairment in 2003 from MEHC's Brooklyn Navy Yard project and cost associated with the early extinguishment of EIX quarterly income debt securities.

        Excluding the non-core items, EIX's core earnings were 42 cents per share for 2004 compared to 52 cents per share for the same period last year.  Most of the decrease reflects the $34 million charge at MEHC related to the asbestos indemnity, lower earnings from Four Star Oil and Gas, as the project was sold in 2004, offset by a
$24 million increase from higher generation and energy prices at the Illinois plants and higher trading income.

FOURTH-QUARTER EARNINGS DETAIL

Earnings from Continuing Operations

        SCE's earnings from continuing operations were $315 million in the fourth quarter of 2004, compared with $222 million in the fourth quarter of 2003.  The increase in fourth quarter earnings primarily reflects a $97 million increase from the resolution of regulatory and tax issues.  After adjusting for these items, the decrease in earnings from the expiration of the performance-incentive mechanism for the San Onofre nuclear plant was offset by higher revenue, primarily authorized in SCE's 2003 GRC for 2004.  SCE's 2004 fourth quarter earnings included four positive regulatory items totaling $157 million including $71 million from the resolution of the 2003 power procurement reasonableness review, $74 million of income tax benefits related to prior years, and $12 million from generator refunds and other regulatory items.  Positive regulatory items that occurred in the fourth quarter of 2003 included
$60 million related to the tax impact of the FERC rate case.

                                                     - more -

        MEHC, on a consolidated basis, had a loss from continuing operations of $52 million during the fourth quarter of 2004 compared to a loss of $85 million during the fourth quarter of 2003.  The increase in earnings was primarily due to higher generation and energy prices at the Illinois plants, higher trading income and the absence of the 2003 impairment charges and utilization of a related tax benefit in 2004 for MEHC's Brooklyn Navy Yard project. These increases were partially offset by a charge of $34 million related to a contract indemnity with Commonwealth Edison related to asbestos claims and the absence of earnings from Four Star Oil and Gas that was sold in the first quarter of 2004.

        Earnings in the fourth quarter of 2004 for Edison Capital were $26 million compared to $16 million in the same period last year.  The increase is primarily due to higher income from its global infrastructure investment funds.

     The loss for "EIX parent company and other" increased by $11 million over the fourth quarter of 2003 primarily due to the write-off of unamortized debt costs associated with the early payment of the EIX quarterly income debt securities, partially offset by lower net interest expense.

Earnings from Discontinued Operations

        MEHC, on a consolidated basis, had income from discontinued operations of $120 million during 2004 compared to income of $63 million during 2003.  The 2004 results of discontinued operations include a gain on sale of the international projects that closed in the fourth quarter of $65 million and earnings from the discontinued international projects of $55 million during 2004 compared to $63 million in 2003.  The decreased quarterly earnings over last year resulted from the sale of a development project and costs incurred in connection with the sale of the international projects.

                                                                      Quarter Ended Dec. 31,
Earnings (Loss) Per Share (Unaudited)                                  2004              2003            Change
-------------------------------------                      -----------------------------------------------------

  Southern California Edison                                          $0.97             $0.68             $0.29
  Mission Energy Holding Company                                      (0.16)            (0.26)             0.10
  Edison Capital                                                       0.08              0.05              0.03
  EIX parent company and other                                        (0.10)            (0.06)            (0.04)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Ops.                              0.79              0.41              0.38
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                                  0.37              0.19              0.18

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                       $1.16             $0.60             $0.56
================================================================================================================

                                                                      Quarter Ended Dec. 31,
Earnings (Loss) (in millions) (Unaudited)                              2004              2003            Change
-----------------------------------------                  -----------------------------------------------------

  Southern California Edison                                           $315              $222               $93
  Mission Energy Holding Company                                        (52)              (85)               33
  Edison Capital                                                         26                16                10
  EIX parent company and other                                          (30)              (19)               (11)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Ops.                               259               134               125
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                                   120                63                57

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                        $379              $197              $182
================================================================================================================

                                                     - more -

The table below uses non-core adjustments to reconcile quarterly earnings from continuing operations to core earnings.

4Q ADJUSTMENTS REQUIRED TO RECONCILE REPORTED EARNINGS TO CORE EARNINGS                            2003        2004
-----------------------------------------------------------------------                            ----        ----

EIX 4Q EARNINGS PER SHARE ON A REPORTED BASIS                                                     $ 0.60      $ 1.16

SCE         Net positive regulatory and tax items                                 Continuing       (0.18)      (0.48)
MEHC        Net gain on sale of international assets                              Discontinued      --         (0.20)
MEHC        Asset impairments                                                     Continuing        0.10          --
MEHC        Tax benefit and other                                                 Discontinued      --         (0.06)
MEHC        FAS #144 - Benefit from ceasing depreciation on international assets  Discontinued      --         (0.04)
EIX         Early extinguishment of debt                                          Continuing        --          0.04
                                                                                                  --------     ------
                                                                                                    (0.08)     (0.74)

EIX 4Q 2004 Core Earnings Reconciled from a Reported Basis                                         $ 0.52     $ 0.42
                                                                                                   =======    =======

                                  Reminder: EIX Will Hold a Conference Call Today

        Today, EIX will hold a conference call to discuss its 2004 financial results at 8:00 a.m. PST.  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only mode" through a simultaneous webcast on the company's Web site at www.edisoninvestor.com.  Additional financial and other statistical information, if any, presented during the call will be available on the Web site.  The domestic call-in number is (800) 356-8584 and the ID# is
10200.

                                                      * * * *

        Based in Rosemead, Calif., Edison International (NYSE: EIX) is the parent company of Southern California
Edison, Edison Mission Energy and Edison Capital.

                                           EDISON INTERNATIONAL
                                     SUMMARY OF CONSOLIDATED EARNINGS
                                                (UNAUDITED)

IN MILLIONS, EXCEPT PER-SHARE AMOUNTS                       QUARTER ENDED DECEMBER 31,       YEAR TO DATE DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------
                                                             2004              2003          2004               2003
---------------------------------------------------------------------------------------------------------------------
ELECTRIC UTILITY                                          $ 1,919           $ 1,859        $ 8,448           $ 8,853
NONUTILITY POWER GENERATION                                   382               354          1,639             1,778
FINANCIAL SERVICES AND OTHER                                   26                28            112               101
---------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                                     2,327             2,241         10,199            10,732
---------------------------------------------------------------------------------------------------------------------
FUEL                                                          401               210          1,429               905
PURCHASED POWER                                               310               599          2,332             2,786
PROVISIONS FOR REGULATORY ADJUSTMENT CLAUSES - NET           (115)               (3)          (201)            1,138
OTHER OPERATION AND MAINTENANCE                               974               811          3,342             2,910
ASSET IMPAIRMENT AND LOSS ON LEASE TERMINATION                  -                53            989               304
DEPRECIATION, DECOMMISSIONING AND AMORTIZATION                268               317          1,022             1,047
PROPERTY AND OTHER TAXES                                       38                48            186               192
NET GAIN ON SALE OF UTILITY PLANT                               -                 -              -                (5)
---------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                    1,876             2,035          9,099             9,277
---------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                              451               206          1,100             1,455
INTEREST AND DIVIDEND INCOME                                   20                11             46               118
EQUITY IN INCOME FROM PARTNERSHIPS AND
    UNCONSOLIDATED SUBSIDIARIES - NET                           5                35             66               231
OTHER NONOPERATING INCOME                                      33                33            135                86
INTEREST EXPENSE - NET OF AMOUNTS CAPITALIZED                (236)             (259)          (985)           (1,020)
OTHER NONOPERATING DEDUCTIONS                                 (43)              (24)           (80)              (32)
DIVIDENDS ON PREFERRED SECURITIES
    SUBJECT TO MANDATORY REDEMPTION                             -                 -              -               (52)
---------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE TAX
    AND MINORITY INTEREST                                     230                 2            282               786
INCOME TAX (BENEFIT)                                          (52)             (133)           (92)              124
MINORITY INTEREST                                              22                 -            142                 2
DIVIDENDS ON UTILITY PREFERRED STOCK
    NOT SUBJECT TO MANDATORY REDEMPTION                         1                 1              6                 5
---------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                             259               134            226               655
INCOME FROM DISCONTINUED OPERATIONS - NET OF TAX              120                63            690               175
---------------------------------------------------------------------------------------------------------------------
INCOME BEFORE ACCOUNTING CHANGE                               379               197            916               830
CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX             -                 -              -                (9)
---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                  $ 379             $ 197          $ 916             $ 821
=====================================================================================================================

WEIGHTED-AVERAGE SHARES
   OF COMMON STOCK OUTSTANDING                                326               326            326               326

BASIC EARNINGS (LOSS) PER SHARE:
CONTINUING OPERATIONS                                      $ 0.79            $ 0.41         $ 0.69            $ 2.01
DISCONTINUED OPERATIONS                                      0.37              0.19           2.12              0.54
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          -                 -              -             (0.03)
                                                     -------------   ---------------   ------------   ---------------
TOTAL                                                      $ 1.16            $ 0.60         $ 2.81            $ 2.52
                                                     =============   ===============   ============   ===============

WEIGHTED-AVERAGE SHARES, INCLUDING
    EFFECT OF DILUTIVE SECURITIES                             330               329            330               329

DILUTED EARNINGS (LOSS) PER SHARE:
CONTINUING OPERATIONS                                      $ 0.79            $ 0.41         $ 0.69            $ 1.99
DISCONTINUED OPERATIONS                                      0.36              0.19           2.09              0.53
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          -                 -              -             (0.02)
                                                     -------------   ---------------   ------------   ---------------
TOTAL                                                      $ 1.15            $ 0.60         $ 2.78            $ 2.50
                                                     =============   ===============   ============   ===============

DIVIDENDS DECLARED PER COMMON SHARE                        $ 0.25               $ -         $ 0.85               $ -

EDISON INTERNATIONAL
Financial Overview
December 31, 2004

UNAUDITED
Dollars in Millions, Except Per-Share Amounts

EDISON INTERNATIONAL (Consolidated Totals)
------------------------------------------
                                             Fourth Quarter               Year Ended
                                             --------------               ----------
                                           2004         2003          2004         2003
                                           ----         ----          ----         ----
Assets                                     $33,269      $38,267       $33,269      $38,267
Common Equity                               $6,049       $5,383        $6,049       $5,383
Revenue*                                    $2,327       $2,241       $10,199      $10,732
Earnings**                                    $379         $197          $916         $821
Earnings Per Share**                         $1.16        $0.60         $2.81        $2.52
Book Value Per Share                        $18.56       $16.52        $18.56       $16.52
   *excludes discontinued operations
   **includes parent company and discontinued operations

SOUTHERN CALIFORNIA EDISON (Electric Utility)
---------------------------------------------
                                             Fourth Quarter                Year Ended
                                             --------------                ----------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                     $23,290      $21,771       $23,290      $21,771
Common Equity                               $4,521       $4,355        $4,521       $4,355
Revenue                                     $1,920       $1,859        $8,448       $8,854
Earnings                                      $315         $222          $915         $922
Earnings Per Share                           $0.97        $0.68         $2.81        $2.83

MISSION ENERGY HOLDING COMPANY--CONSOLIDATED (Nonutility Power Generation)
--------------------------------------------------------------------------
                                             Fourth Quarter                 Year Ended
                                             --------------                 ----------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                      $6,888      $12,259        $6,888      $12,259
Common Equity                                 $912         $849          $912         $849
Revenue*                                      $382         $355        $1,639       $1,778
Earnings (Loss)**                              $68         $(22)          $24         $(79)
Earnings (Loss) Per Share**                  $0.21       $(0.07)        $0.07       $(0.24)
   *excludes discontinued operations
   **includes discontinued operations

EDISON CAPITAL (Capital and Financial Services Provider)
--------------------------------------------------------
                                             Fourth Quarter                  Year Ended
                                             --------------                  ----------
                                             2004         2003          2004         2003
                                             ----         ----          ----         ----
Assets                                      $3,537       $3,418        $3,537       $3,418
Common Equity                                 $606         $615          $606         $615
Revenue                                        $24          $23          $102          $88
Earnings                                       $26          $16           $60          $57
Earnings Per Share                           $0.08        $0.05         $0.18        $0.17

SOUTHERN CALIFORNIA EDISON
kWh Sales (In thousands)
December 31, 2004

                                                            QUARTER ENDED DECEMBER 31, 2004
                                                                   INCREASE/(DECREASE)
                                                                        FROM
                                                      KwH               LAST YEAR         %
                                                -----------------------------------------------

RESIDENTIAL                                           6,650,833           (57,410)       (0.86)
AGRICULTURAL                                            231,930           (25,442)       (9.89)
COMMERCIAL                                            9,384,641            79,200         0.85
INDUSTRIAL                                            2,710,823            18,916         0.70
PUBLIC AUTHORITIES                                    1,492,972           (61,798)       (3.97)
RAILROADS & RAILWAYS                                     15,260             3,439        29.09
INTERDEPARTMENTAL                                           149                17        12.88
                                                ----------------------------------
  SALES TO ULTIMATE CONSUMERS                        20,486,608           (43,078)       (0.21)

RESALE SALES                                          2,445,527        (1,253,699)      (33.89)
                                                ----------------------------------
  TOTAL KWH SALES                                    22,932,135        (1,296,777)       (5.35)
                                                ==================================

                                                          YEAR ENDED DECEMBER 31, 2004
                                                          ----------------------------
                                                                          INCREASE/(DECREASE)
                                                                        FROM
                                                      KwH               LAST YEAR         %
                                                -----------------------------------------------

RESIDENTIAL                                          27,982,416           788,086         2.90
AGRICULTURAL                                          1,210,190           107,528         9.75
COMMERCIAL                                           38,179,759         1,201,348         3.25
INDUSTRIAL                                           10,953,326           183,290         1.70
PUBLIC AUTHORITIES                                    6,106,183            22,506         0.37
RAILROADS & RAILWAYS                                     61,468             3,519         6.07
INTERDEPARTMENTAL                                           627               191        43.81
                                                ----------------------------------
  SALES TO ULTIMATE CONSUMERS                        84,493,969         2,306,468         2.81

RESALE SALES                                         12,779,047         2,204,019        20.84
                                                ----------------------------------
  TOTAL KWH SALES                                    97,273,016         4,510,487         4.86
                                                ==================================